UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): May 9, 2013

MIMEDX GROUP, INC.
(Exact name of registrant as specified in charter)

Florida	000-52491	26-2792552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Chastain Center Blvd., Suite 60 Kennesaw, GA	30144 (Zip Code)
(Address of principal executive offices)

(678) 384-6720
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers.

On May 9, 2013, the Board of Directors of MiMedx Group, Inc. (the “Company”) approved amendments to the Change of Control Severance Compensation and Restrictive Covenant Agreements (the “Severance Agreements”) dated November 11, 2011 entered into with Messrs.  William C. Taylor and Michael J. Senken.  The Severance Agreements provide compensation to the Executive in the event that, after a change in control, the Executive’s employment is terminated by the Company for reasons other than the Executive’s death, disability or for “Cause” (as defined in the respective Severance Agreements) or if the executive voluntarily terminates his employment for “Good Reason” (as defined in the respective Severance Agreements).  The approved amendments to the Severance Agreements increased the number of years’ of severance and the period for which the executives are entitled to receive health and life insurance coverage and other fringe benefits from 1.5 to 2 years for Mr. Taylor and from 1 year to 1.5 years for Mr. Senken.  The full text of the amendments to the Severance Agreement is attached to this Form 8-K as Exhibits 10.1 and 10.2.  This description is qualified by reference to the actual text of such Severance Agreements, as amended.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 9, 2013, MiMedx Group, Inc., held an annual meeting of its shareholders. There were five proposals acted upon at that meeting. All proposals were approved. The following is a description of each item and the votes cast for each:

Proposal 1: The election of three Class III directors

	For	Withheld
Parker H. Petit	40,341,456	44,713
Larry Papasan	40,181,770	204,399
J. Terry Dewberry	40,339,301	46,868

	For	Against	Withheld	Broker Non-Votes
Total shares voted	120,862,527	0	295,980	30,300,558

Proposal 2: Approval of an amendment to the Company’s Assumed 2006 Stock Incentive Plan

	For	Against	Abstain
Total shares voted	37,620,335	1,832,440	933,394

Proposal 3: Ratification of the appointment of Cherry, Bekaert & Holland L.L.P. as our independent registered public accounting firm

	For	Against	Abstain	Broker Non-Votes
Total shares voted	70,467,107	181,913	37,707	30,300,558

Proposal 4: Advisory vote to approve executive compensation of named executive officers

	For	Against	Abstain	Broker Non-Votes
Total shares voted	37,892,699	1,565,733	927,737	30,300,558

Proposal 5: Advisory vote for the frequency of shareholder votes on executive compensation

	1 Year	2 Years	3 Years	Abstain
Total shares voted	6,421,788	299,724	33,391,834	272,823

Item 9:01 Financial Statements and Exhibits

(d)	Exhibits

10.1 First Amendment to Change of Control Severance and Restrictive Covenant Agreement dated May 9, 2013, by and between MiMedx Group, Inc. and William C. Taylor (filed herewith).

10.2 First Amendment to Change of Control Severance and Restrictive Covenant Agreement dated May 9, 2013, by and between MiMedx Group, Inc. and Michael J. Senken (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.

Dated: May 15, 2013	By:	/s/: Michael J. Senken
Michael J. Senken, Chief Financial Officer